UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CPI Card Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

10368 West Centennial Road

Littleton, Colorado 80127

April 13, 2023

Dear Stockholder:

On behalf of the Board of Directors of CPI Card Group Inc. (the “Company”), you are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 24, 2023, at 8:00 a.m. Mountain Time. The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast. Please see the Notice of Annual Meeting of Stockholders on the next page for more information about how to attend the Annual Meeting virtually.

We have included with this letter a proxy statement that provides you with detailed information about the business to be conducted at the Annual Meeting. In addition, the Company’s 2022 Annual Report, which is being made available to you along with the proxy statement, contains information about the Company and its performance. We encourage you to read these materials carefully.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares through one of the methods described in the accompanying proxy statement. We strongly urge you to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Bradley Seaman	Scott Scheirman

Chair of the Board	President, Chief Executive Officer and Director

CPI CARD GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2023 8:00 A.M.

(Mountain Time)

To the Stockholders of CPI Card Group Inc.:

The 2023 Annual Meeting of Stockholders will be held virtually on May 24, 2023, at 8:00 a.m. (Mountain Time) via live webcast accessible at www.virtualshareholdermeeting.com/PMTS2023. The purpose of the meeting is to:

1.	elect the seven director nominees named in the accompanying proxy statement;
2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023;
3.	hold an advisory vote to approve named executive officer compensation;
4.	approve an amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
5.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on April 3, 2023.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Sarah Kilgore
Chief Legal and Compliance Officer and Corporate Secretary

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report available to stockholders electronically via the Internet. On or about April 13, 2023, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report and to vote via the Internet.

The Notice also contains instructions on how to request a printed copy of the proxy materials and to vote by mail. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Page

SUMMARY OF THE ANNUAL MEETING	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
DIRECTORS AND CORPORATE GOVERNANCE	6
Director Nominee Biographical Information and Qualifications	6
Board Diversity	7
Director Selection Process	7
Recommendation of Directors by Stockholders	7
Independence of Directors	8
Board’s Role in Risk Oversight	8
Board/Committee Areas of Risk Oversight and Actions	9
Corporate Governance	10
Other Board Information	10
Director Compensation	12
Security Ownership of Certain Beneficial Owners, Directors and Management	13
EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	15
2022 NEOs	15
2022 Business Overview Business Highlights	15
Additional highlights of 2022 performance	16
Summary of Our 2022 Compensation Decisions	16
Executive Compensation Governance Highlights	18
2022 Say-on-Pay Vote	18
Role of the Compensation Committee	18
Role of the Independent Compensation Consultant	18
Role of Market Data and the Peer Group	19
Elements of the 2022 Executive Compensation Program	19
Base Salary	20
Short-Term Incentives	21
Actual 2022 Payouts	21
Long-Term Incentives	22
Other Benefits	22
Termination or Change in Control	22
Additional Compensation Governance Practices	22
2022 Summary Compensation Table	23
Outstanding Equity Awards at 2022 Fiscal Year-End	23
Employment and Post-Termination Arrangements	24
Equity Compensation Plan Information Table	27
AUDIT COMMITTEE REPORT	28
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
PROPOSAL NO. 3 STOCKHOLDER ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION	31
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	32
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	33
Policies and Procedures for Related Party Transactions	33
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS	34
OTHER MATTERS	34
Annex A – Reconciliation of Non-GAAP Measures	A-1

CPI CARD GROUP INC.

10368 West Centennial Road
Littleton, Colorado 80127

SUMMARY OF THE ANNUAL MEETING

This proxy statement contains information related to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of CPI Card Group Inc. (referred to herein as the “Company,” “CPI,” “we,” “us” or “our” as the context requires) to be held via live webcast accessible at www.virtualshareholdermeeting.com/PMTS2023.

Why did you send me this proxy statement?

We sent you this proxy statement because the Board of Directors of the Company (the “Board”) is soliciting, on the Company’s behalf, your proxy to vote at the Annual Meeting and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 3, 2023. On the record date, there were 11,424,628 shares of our common stock, par value $0.001 per share (the “Common Stock”), outstanding. Our Common Stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present virtually or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present virtually or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect the seven director nominees named in this proxy statement;
2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023;
3.	hold an advisory vote to approve named executive officer compensation (the “Say-on-Pay Proposal”);
4.	approve an amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
5.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of the director nominees named in this proxy statement;
2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023; and
3.	FOR the Say-on-Pay Proposal; and
4.	FOR the proposed amendment to the Company’s Certificate of Incorporation.

How do I vote at the Annual Meeting?

You may vote via the Internet during the Annual Meeting or by proxy in advance of the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

●	By Telephone — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone.
●	By Internet — You can vote via the Internet by following the instructions on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet.
●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you can vote by completing, dating and signing the proxy card and returning it in the envelope provided.

If you are a beneficial owner of shares held in “street name” through a bank, broker or other nominee, you may vote as follows:

●	By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you can vote by telephone by following the instructions on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.
●	By Internet — You can vote via the Internet by following the instructions on your Notice or voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your shares.
●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you can vote by proxy by completing, dating and signing the voting instruction form and returning it in the envelope provided.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. Eastern Time on May 23, 2023. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated and is received before the Annual Meeting. If you vote your shares via the Internet, over the telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR each director nominee named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023, FOR the Say-on-Pay Proposal and FOR the proposed amendment to the Company’s Certificate of Incorporation.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice of internet availability, e-mail or set of proxy materials?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold shares. Also, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, date, sign and return each proxy card and voting instruction form that you receive, or vote over the telephone or via the Internet the shares represented by each Notice, e-mail, proxy card or voting instruction form that you receive.

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy over the telephone or via the Internet no later than 11:59 p.m. Eastern Time on May 23, 2023 or by mail such that it is received prior to the Annual Meeting, or by voting your shares during the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or you may change your vote by attending and voting at the Annual Meeting.

What happens if my bank or broker holds my shares in “street name” and I do not give any voting instructions?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion only with respect to so-called “routine matters” but will not be permitted to exercise voting discretion with respect to “non-routine matters.” The Company believes that the proposal to ratify KPMG LLP’s appointment as the Company’s independent registered public accounting firm for 2023 (Proposal No. 2) is a routine matter on which brokers will be permitted to vote shares on your behalf, even without your instructions. Other than Proposal No. 2, the Company believes that all proposals set forth in this proxy statement are not considered routine matters, and brokers will thus not be able to vote on your behalf if you have not furnished voting instructions to them. Thus, if you do not give your bank, broker or nominee specific voting instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the other proposals herein, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum, but will have no effect on the non-routine proposals (other than Proposal No. 4). We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

What vote is required to elect directors and approve the other matters described in this proxy statement?

The Company’s Third Amended and Restated By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected, which we do not expect to occur for the Annual Meeting), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023 (Proposal No. 2) and the Say-on-Pay Proposal (Proposal No. 3) each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Stockholders attending the virtual Annual Meeting via webcast are deemed to be present “in person.” The proposed amendment to the Company’s Certificate of Incorporation (Proposal No. 4) requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote generally in the election of directors at the Annual Meeting.

Broker non-votes are not counted as votes cast and therefore have no effect on Proposal No. 1. As stated above, because Proposal No. 2 is a routine matter, if you do not give your bank, broker or other nominee specific voting instruction with respect to Proposal No. 2, your shares will be voted in such entity’s discretion, and no broker non-votes are expected on such proposal. Broker non-votes will have no effect on Proposal No. 3 because it is a non-routine matter on which brokers are not permitted to vote without your voting instruction. Broker non-votes will be counted as present and entitled to vote for purposes of Proposal No. 4 and will therefore have the effect of a negative vote.

Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum and have the same effect of a vote “against” a proposal other than the proposal to elect directors (Proposal No. 1), on which they have no effect.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name,” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How many votes do I have?

Each share of Common Stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the independent inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K within four business days after the date of the Annual Meeting.

Who pays for the Company’s solicitation of proxies?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of Common Stock at our Annual Meeting. The Company will bear the cost of soliciting proxies, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, or by mail, e-mail or telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single copy of the Notice or proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can reduce the environmental impact of our Annual Meeting and result in significant cost savings for the Company. To take advantage of this opportunity, we have delivered only one copy of the Notice and, if you requested printed versions by mail, this proxy statement and the Annual Report, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. If you would like to either participate in householding or receive separate copies of future proxy materials, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or by mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you are a beneficial owner of shares held in street name and would like to participate in householding, you may contact the organization that holds your shares.

What do I need for admission to the Annual Meeting and how do I vote at the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 3, 2023, the record date. To be admitted to and participate in the Annual Meeting, you must follow the instructions and use the information found on your proxy card, voting instruction form or Notice. The Annual Meeting will be held in a virtual-only format on Wednesday, May 24, 2023 at 8:00 a.m. Mountain Time. The virtual meeting and live webcast can be accessed at www.virtualshareholdermeeting.com/PMTS2023. You will not be able to attend the Annual Meeting in person.

You may vote during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/PMTS2023 during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote in advance by one of the methods described in this proxy statement.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting via the virtual meeting website. During the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and the meeting matters in accordance with the Annual Meeting’s Rules of Conduct and as time permits.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page beginning 15 minutes prior to the start time of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2024 and until their successors, if any, are duly elected or appointed. Each director nominee must receive the affirmative vote of a majority of the votes cast in order to be elected (i.e., the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee, and abstentions and broker non-votes will not be counted as votes “for” or “against” a nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. The Board has determined that each director nominee, other than Mr. Scott Scheirman, is an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serving if elected. However, if any of the below nominees becomes unable or unwilling to serve prior to the date of the Annual Meeting, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Thomas Furey	Director
Nicholas Peters	Director
H. Sanford Riley	Director Nominee
Scott Scheirman	Director, President and Chief Executive Officer
Bradley Seaman	Chair of the Board
Marc Sheinbaum	Director
Valerie Soranno Keating	Director

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance — Director Nominee Biographical Information and Qualifications.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

DIRECTORS AND CORPORATE GOVERNANCE

Director Nominee Biographical Information and Qualifications

Set forth below is a description of the business experience of each director nominee, as well as their relevant qualifications, skills and experiences. Each director nominee listed below, other than H. Sanford Riley, is a current director nominated for reelection to the Board for a term expiring at the annual meeting of stockholders in 2024. See “Election of Directors (Proposal No. 1).”

Thomas Furey, 58, has served on our Board of Directors since May 2021. Mr. Furey currently serves as the Chairman and Chief Executive Officer of Sagetech Avionics, Inc. (“Sagetech”), a privately held aerospace electronics company. Sagetech was incorporated in 2019 after a divisional carve out from Sagetech Corporation, for which Mr. Furey held the position of Chief Operating Officer since 2015. From 2014 to 2015, Mr. Furey served as Vice President of manufacturing and engineering at Unitec, Inc., a point-of-sale payments equipment company, before which he ran his own operations consultancy firm from 2012 to 2013. From 2004 to 2012, Mr. Furey held various executive positions at Standard Register Company, including Vice President of manufacturing, Chief Supply Chain Officer and President of Standard Register’s industrial business. From 2001 to 2004, Mr. Furey was in charge of North American operations for Avery Dennison Corporation (NYSE:AVY), a label materials manufacturer. Mr. Furey also held positions of increasing responsibility in manufacturing leadership at AlliedSignal, Inc. (which acquired Honeywell Inc. in 1999 and took its name) from 1994 to 2001 and was selected as the AlliedSignal fellow to the “Leaders for Manufacturing” program at the Massachusetts Institute of Technology (“MIT”) from 1997 to 1999. He began his career as a Naval Flight Officer in the U.S. Navy. Mr. Furey holds a Bachelor of Science degree in Mathematics from the U.S. Naval Academy, a Master of Science degree in Industrial Engineering from California State University Northridge, as well as a Master of Science degree in Mechanical Engineering and a Master of Business Administration degree from MIT. Mr. Furey brings to the Board extensive experience in high volume manufacturing, operations and executive leadership.

Nicholas Peters, 50, has served on our Board of Directors since 2007. Mr. Peters is a Managing Director at Parallel49 Equity (formerly Tricor Pacific Capital), a private equity firm that makes control investments in lower middle market companies in the United States and Canada, which he joined in 2002, and also began serving as Parallel49 Equity’s Chief Financial Officer in 2012. Prior to joining Parallel49 Equity, Mr. Peters was a Senior Manager at Arthur Andersen LLP in Chicago. Mr. Peters is the Chairman of the Questco Companies and serves on the board of several other Parallel49 Equity investment companies as well as non-Parallel49 Equity investment companies. Mr. Peters holds a Bachelor of Science degree in Business Administration from the University of Dayton in Ohio. He is a Certified Public Accountant (inactive) and is affiliated with the American Institute of Certified Public Accountants and the Ohio Society of CPAs. Mr. Peters brings to the Board strong finance and accounting skills, as well as valuable experience from his oversight of the management and operations of several of Parallel49 Equity’s investment companies.

H. Sanford Riley, 72, has served as President and CEO of Richardson Financial Group Limited, a specialized financial services company, since 2003. Prior to this, he served for 10 years as President and CEO and later Chairman of Investor Group, Inc., Canada’s largest mutual fund company. Mr. Riley has served as a member the board of directors of Molson Coors (NYSE: TAP) since 2015 and RF Capital Group Inc. (TSX: RCG) since 2021. In addition, Mr. Riley previously served as a director of Canadian Western Bank (TSX: CWB) from 2011 to 2022, The North West Company (TSX: NWC) from 2002 to 2022, and Manitoba Hydro, where he also served as Chairman of the board of directors from 2016 to 2018. Mr. Riley is also involved with various community organizations, including serving as Chairman of the University of Winnipeg Foundation past Chancellor of the University of Winnipeg and past Chairman of the Manitoba Business Council. Mr. Riley holds a J.D. from Osgoode Hall Law School, a Bachelor of Arts degree from Queen’s University and is a Member of the Order of Manitoba and the Order of Canada.

Scott Scheirman, 60, has served as our President and Chief Executive Officer since October 2017 and on our Board of Directors since October 2016. Prior to joining the Company, Mr. Scheirman served as the Chief Executive Officer and a co-founder of JKL Ventures LLC, a private investment and strategic advisory firm, since February 2014. Prior to JKL Ventures LLC, Mr. Scheirman served as the Executive Vice President and Chief Financial Officer of The Western Union Company (“Western Union”) (NYSE:WU) from September 2006 to December 2013. Prior to joining Western Union, Mr. Scheirman held a variety of executive leadership and financial officer roles at First Data Corporation (NYSE:FDC) and began his career at Ernst & Young LLP. Mr. Scheirman holds a Bachelor of Science degree in Business Administration with an emphasis in Accounting from the University of Northern Colorado. Mr. Scheirman brings to the Board extensive strategic planning, finance, risk management, international, public company and corporate governance experience, and through his position as our Chief Executive Officer, he brings to the Board management’s perspective over a full range of issues affecting the Company.

Bradley Seaman, 63, has served on our Board of Directors since 2007 and currently serves as Chair of the Board. Mr. Seaman has been employed, since August 1999, by Parallel49 Equity (formerly Tricor Pacific Capital), a private equity firm that makes control investments in lower middle market companies in the United States and Canada. From 1999 through December 2011, Mr. Seaman served as Parallel49 Equity’s Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding and investments. Prior to joining Parallel49 Equity, from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation (“GE Capital”) where he held a number of increasingly senior positions in GE Capital’s Transportation & Industrial Funding and Commercial Finance units. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital’s debt and equity products on the emerging private equity market, and, in that capacity and in his last role before leaving GE Capital, he headed GE Capital’s offices in New York City and Chicago. Mr. Seaman is also a member of the board of directors of Steel Dynamics, Inc. (Nasdaq:STLD). Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University and a Master of Business Administration degree from the University of Dallas. He brings to the Board a comprehensive understanding of and experience in capital markets and management and has operational and corporate governance experience drawn from his involvement in the management and oversight of Parallel49 Equity’s investment companies.

Marc Sheinbaum, 65, has served on our Board of Directors since November 2019. Since January 2017, Mr. Sheinbaum has been an advisor to venture capital and private equity firms. From April 2014 to August 2016, he was the President, Chief Executive Officer and a director of Higher One Holdings, Inc. (NYSE:ONE), a payments technology provider for higher education. From February 2007 through March 2013, Mr. Sheinbaum was the Senior Vice President and Chief Executive Officer of Retail, Auto and Education Finance at JPMorgan Chase & Co. (NYSE:JPM). Earlier in his career, Mr. Sheinbaum held positions at GE Capital Corporation and American Express Company (NYSE:AXP), as well as Coopers & Lybrand Management Consulting. Mr. Sheinbaum holds a Bachelor of Science degree in Management Science from State University of New York at Albany and a Master of Business Administration degree from New York University. He brings considerable experience in payments and consumer financial services as well as public company leadership.

Valerie Soranno Keating, 59, has served on our Board of Directors since May 2018. Ms. Soranno Keating has been senior advisor to a number of private equity firms in the U.S. and Europe since 2017. From November 2009 through May 2015, she was the Chief Executive Officer of Barclaycard, the global payments division of Barclays PLC (NYSE:BCS), with $60 billion in assets and over 30 million customers throughout the U.S., Europe and South Africa. Before joining Barclays PLC, Ms. Soranno Keating held a variety of executive positions at American Express Company (NYSE:AXP) from May 1993 through May 2009, including President, Travelers Cheques & Prepaid Services, Executive Vice President Global Commercial Services, Executive Vice President Global Merchant Services, Emerging Global Businesses & Network Expansion, and Vice President Corporate Strategic Planning. Ms. Soranno Keating also serves as a director on the boards of other public and private companies, including One Main Financial (NYSE:OMF), FinServ Acquisition Corp. II (Nasdaq:FSRX), Engage People Inc. and Billhighway Management LLC. Ms. Soranno Keating holds a Bachelor of Science degree in Business Administration from Lehigh University. She brings to the Board wide-ranging experience in both executive and board roles across a broad spectrum of payments and related businesses.

Board Diversity

Board Diversity Matrix (As of April 13, 2023)
Total Number of Directors	6
Part I: Gender Identity	Female	Male
Directors	1	5
Part II: Demographic Background
White	1	5

In addition to the diversity categories identified above, one of our directors is a military veteran.

Director Selection Process

The Nominating Committee works with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, and recommends candidates to the Board based on these criteria. In identifying director candidates, the Nominating Committee accepts recommendations from current or former directors, search firms retained by the Nominating Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives and by self-nomination. In evaluating director candidates, regardless of the source of recommendation, the Nominating Committee generally considers factors such as business experience, high ethical standards and integrity, skills, understanding of CPI’s business environment and willingness to devote adequate time to Board duties. The Company’s Corporate Governance Guidelines also provide that the Nominating Committee shall work with the Board to determine eligibility to serve as a director of CPI, which includes weighing the aforementioned factors and evaluating each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of CPI’s business and represent stockholder interests through the exercise of sound judgment using the Board’s diversity of background and experience in various areas. The Board does not have a specific policy on diversity, but the Company’s Corporate Governance Guidelines provide that, with respect to Board diversity, the Nominating Committee may consider such factors as differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Nominating Committee periodically retains a third-party executive search firm to assist in the identification and evaluation of director candidates.

In determining whether to recommend a director for re-election, the Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board (including Board committees) and the Company, the director’s adherence to standards of high character and integrity, as well as other qualifications and characteristics set forth in the Nominating Committee charter.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider any candidate for election as a director of the Company recommended by any CPI stockholder, provided that the recommending stockholder follows the procedures set forth in Section 2.10(a) of the Company’s By-Laws for nominations by stockholders of persons to serve as directors (except for directors nominated by the Tricor Funds (defined below), as described in the paragraph immediately below). The Nominating Committee evaluates director candidates recommended by CPI stockholders (except for the Tricor Funds) in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Two of our stockholders, Tricor Pacific Capital Partners (Fund IV), LP and Tricor Pacific Capital Partners (Fund IV) US, LP (together, the “Tricor Funds”), have the right to collectively designate nominees for election to our Board of Directors for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of Common Stock then outstanding, pursuant to a Director Nomination Agreement entered into between the Company and the Tricor Funds in connection with our initial public offering. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement bears the same proportion to the total number of members of our Board of Directors as the number of shares of Common Stock beneficially owned by the Tricor Funds bears to the total number of shares of Common Stock outstanding, rounded up to the nearest whole number. Pursuant to the Director Nomination Agreement, the Company agrees to use its best efforts to ensure that director nominees of the Tricor Funds are included in the Board’s slate of nominees submitted to the stockholders for election at each annual meeting. Thus, the Nominating Committee would not evaluate director candidates nominated by the Tricor Funds and make a determination regarding their suitability for nomination in the manner described above. Refer to “Certain Relationships and Related Party Transactions - Director Nomination Agreement” for a description of the Tricor Funds’ right to designate nominees.

Pursuant to Section 2.10(a) of the By-Laws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at such meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to or after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is made by the Company. As set forth in the By-Laws, a stockholder’s notice is required to contain certain prescribed information.

Recommendations or notices relating to director nominations should be sent to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127; Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary.

In February 2023, the Company received a letter from Steamboat Capital Partners Master Fund, LP (“Steamboat”), whose investment manager is a beneficial holder of approximately 5.1% of our outstanding Common Stock, purporting to give notice (the “Notice Letter”) of Steamboat’s intention to nominate a director candidate for election to our Board of Directors at the Annual Meeting. After due consideration, evaluation and consultation with legal counsel, our Board of Directors determined that the Notice Letter was materially deficient and did not meet numerous requirements set forth in the Company’s By-Laws.  As a result, the Company does not believe that Steamboat is entitled to nominate a director for election to the Board of Directors at the Annual Meeting. On March 23, 2023, the Company sent to Steamboat a response letter to that effect. Steamboat’s Notice Letter included a statement that Steamboat does not intend to file a proxy statement or engage in a solicitation of proxies in connection with the Annual Meeting, and as of the date of this proxy statement, Steamboat has given no further indication of an intent to solicit proxies for the Annual Meeting. Therefore, the Company does not expect a “solicitation in opposition” as defined under Exchange Act Rule 14a-6(a) at the Annual Meeting.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and Nominating Committee, must meet the criteria for independence set forth under applicable law and the rules and standards of any applicable national securities exchange or inter-dealer quotation system (the “Market Rules”). No director qualifies as independent unless the Board determines that the director has no relationship with the Company which would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at investor.cpicardgroup.com. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made independence determinations with respect to each of our directors and director nominees. Based on the Market Rules, the Board has affirmatively determined that each of Ms. Soranno Keating, and Messrs. Furey, Pearce, Peters, Riley, Seaman and Sheinbaum are independent within the meaning of the Market Rules.

Board’s Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. The Board is responsible for overseeing the development and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks that the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management function supplements management’s ongoing responsibilities to monitor and address risks by providing for a process by which risk owners identify causes of and action plans for certain risks, which then are discussed with senior management. This process includes reviewing for potential short-term risks (monitoring monthly or quarterly) and long-term risks (monitoring annually or longer). In addition to utilizing an internal audit team to help identify and monitor risks and to periodically assess and update the Company’s risk management framework, the Company also utilizes other risk management techniques such as working with outside advisors to conduct mock identification and response exercises for training purposes and reports significant findings to the Board.

The Chief Executive Officer and other senior management, including the Chief Financial Officer and Chief Legal and Compliance Officer (each of whom report directly to the Chief Executive Officer), may review specific risks with the Board throughout the year, as necessary and appropriate, including as a result of the Chair or the Board requesting more frequent updates or information about specific risks. In reviewing specific risks with the Board, senior management may incorporate reports and presentations from outside advisors and consultants designed to advise with respect to future threats and trends and risk identification, management, and mitigation actions, strategies and processes, as well as to discuss with, and obtain input from, the Board.

Pursuant to its charter, the Audit Committee is responsible for oversight of the Company’s policies with respect to risk assessment and risk management and discussing with management the major risk exposures facing the Company and the steps the Company has taken to monitor and mitigate, where possible, such exposures. Periodically, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal and Compliance Officer, Chief Technology Officer, Chief Accounting Officer and Internal Audit Director, among other select members of the Company’s management, as appropriate, present to the Audit Committee a description of management’s view of the most significant risks facing the Company and participate in discussions with the Audit Committee regarding those risks and any mitigating factors, plans or policies in place to address and monitor such risks.

While the Audit Committee is charged with primary oversight of risk, the Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below. The committee chairs regularly report to the full Board regarding their risk oversight activities, and the Board regularly reviews and discusses the most significant risks facing the Company and management’s process for identifying, prioritizing and responding to those risks. Depending on the immediacy of the identified risk, the Board may take additional oversight steps, including meeting more frequently to receive updates from management and engaging outside advisors for advice regarding mitigation or remediation of such risks.

Board/Committee Areas of Risk Oversight and Actions

● ● ●
Full Board
●
Evaluates reports received from management and makes inquiries of management as appropriate
●
Reviews with management material strategic, operational, financial, human capital, cybersecurity, compensation and compliance risks
●
Considers specific risk topics in connection with strategic planning and other matters
●
Manages risk oversight and related activities conducted by Board committees through reports of the committee chairs to the Board

Audit Committee
●
Assesses periodic management reports on the enterprise risk management process and risks identified through that process
●
Discusses with management the Company’s specific processes for assessing and managing risks, including identifying the Company’s major financial and other enterprise risk exposures and the steps necessary to monitor and control such exposures
●
Assesses periodic management reports on financial and compliance risks, including privacy and data security
●
Meets at least quarterly with the Company’s Chief Legal and Compliance Officer regarding the Company’s ethics and compliance processes and practices
●
Meets periodically with senior management and our independent auditor, KPMG LLP, to, among other things, review and discuss the external audit plan as well as critical audit matters and reports on such meetings to the Board
●
Receives regular updates from the Company’s Director of Internal Audit and approves the Company’s internal audit plan
●
Receives regular updates from the Company’s Chief Technology Officer regarding information security matters

Compensation Committee
●
Oversees the review and evaluation of the risks associated with our compensation policies and practices
●
Reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, employee engagement and talent development

Governance Committee
●
Oversees the review and evaluation of the risks associated with our governance structure, policies and processes
●
Oversees the Company’s environmental, social and governance risks, efforts, progress and disclosures
●
Reviews, approves and recommends to the Board (where appropriate) updates, as necessary, to our organizational documents, Corporate Governance Guidelines and other governance related policies

Corporate Governance

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics, as well as a Code of Conduct for Financial Officers that is applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Conduct for Financial Officers and committee charters, are available on our website at investor.cpicardgroup.com or in printed form upon request by contacting CPI Card Group Inc. at 10368 West Centennial Road, Littleton, Colorado 80127, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Bradley Seaman serves as our Chair of the Board, and Scott Scheirman serves as our Chief Executive Officer (“CEO”). Our Board has decided to maintain separate Chair and CEO roles to allow our CEO to focus on the development and execution of our business strategy, while allowing the Chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment as well as the commitment required to serve as our Chair. While our By-Laws and Corporate Governance Guidelines do not require that our Chair and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Chair is the appropriate leadership structure for us at this time.

Board Meetings

In fiscal year 2022, our Board held 22 meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board on which they serve. Each of CPI’s directors attended at least 75% of the meetings of our Board and the committees on which he or she served during 2022 that were held when he or she was a director. Each of our directors is expected to attend each meeting of the Board and is strongly encouraged to attend each annual stockholder meeting, as provided in our Corporate Governance Guidelines. All of our directors attended the 2022 annual meeting of stockholders.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Bradley Seaman, our Chair of the Board, presides over these executive sessions. In the event that Mr. Seaman is not available to lead these meetings, the presiding director is chosen by the non-employee directors in attendance.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. In an effort to strengthen the Board’s succession planning initiatives and also in connection with the departure of former director Robert Pearce, the Board restructured its committee composition in early 2023. The Nominating Committee, in conjunction with the Board, will continue to evaluate committee composition to enhance the overall governance function of the Board of Directors. The following chart sets forth the directors who currently serve as members of each of the Board committees as of the date of this proxy statement.

	Audit	Compensation	Nominating
Directors	Committee	Committee	Committee
Thomas Furey	X		X
Nicholas Peters		C	X
Scott Scheirman
Bradley Seaman*		X
Marc Sheinbaum	C	X	X
Valerie Soranno Keating	X		C

*         Chair of the Board

“C”     Denotes member and chair of committee

“X”     Denotes member

Audit Committee

The Audit Committee held eight meetings in 2022. The Board has determined that all of the members of the Audit Committee meet the independence criteria for purposes of serving on an audit committee under the applicable rules of The Nasdaq Stock Market (“Nasdaq”) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board has determined that Mr. Sheinbaum qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at investor.cpicardgroup.com or in printed form upon request. Refer to “Audit Committee Report” for a summary description of the Audit Committee’s functions and responsibilities.

Compensation Committee

The Compensation Committee held seven meetings in 2022. The Board has determined that all of the members of the Compensation Committee are independent as defined in Nasdaq rules. The Compensation Committee has overall responsibility for approving and evaluating the Company’s director and executive officer compensation plans, policies and programs and reviewing the disclosure of such plans, policies and programs to our stockholders in the Company’s annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties, and it may delegate certain of its authority to a subcommittee of the Compensation Committee, the CEO or another executive officer, including with respect to matters relating to the compensation of the Company’s employees other than the Company’s CEO and executive officers. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at investor.cpicardgroup.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee approves the Company’s executive compensation philosophy and oversees and monitors the Company’s executive compensation policies, plans and programs for the executive officers to assess whether they are consistent with the Company’s compensation philosophy and objectives, as well as the long-term interests of the Company’s stockholders. The Compensation Committee also evaluates and makes recommendations to the Board regarding the adequacy and effectiveness of non-employee director compensation. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants (whose engagements have been approved by the Compensation Committee), accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, monitor evolving competitive practices and make compensation recommendations to the Compensation Committee. Our human resources management, in conjunction with our independent compensation consultant, develops specific compensation recommendations for executive officers, which are first reviewed by senior management and then presented to the Compensation Committee. The Compensation Committee has final authority to approve, modify or reject such recommendations in its sole discretion and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards.

Since 2018, the Compensation Committee has engaged Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of WTW and to terminate such engagement. WTW assisted the Compensation Committee with the development of competitive market data, compensation program design and related assessments of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data for the Company’s NEOs (as defined in “Executive Compensation”). The Company paid WTW approximately $87,000 for the executive and director compensation consulting services described above in 2022. Additionally, Company management decided to engage WTW to provide other professional consulting services in 2022 (unrelated to executive compensation) primarily related to health and benefits programs in an amount totaling approximately $59,000.

The Compensation Committee has reviewed the independence of WTW in light of SEC rules regarding compensation consultants and has concluded that WTW’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating Committee held six meetings in 2022. The Board has determined that all of the members of the Nominating Committee are independent as defined in Nasdaq rules.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics; and (vi) overseeing the Company’s environmental, social and governance efforts, progress and disclosures. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at investor.cpicardgroup.com or in printed form upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has in the past served as an officer or employee of the Company. None of the members of our Compensation Committee has any relationship requiring disclosure as a related party transaction. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications to the Board

Stockholders and interested parties can contact the Board or any director or group of directors (including the Chair and the independent directors) through written communication sent to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127, Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary. Our Corporate Secretary reviews all written communications and forwards to the Board copies of any such correspondence that is directed to the Board that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our Audit Committee Chair, or may be submitted to the Audit Committee Chair in accordance with our Whistleblower Policy (available on our website), and such concerns will be handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at investor.cpicardgroup.com.

Director Compensation

In 2021, the Company conducted an extensive review of its overall compensation policies and practices which included compensation paid to its non-employee directors. As a result of the review, in September 2021 the Company revised its director compensation program and modified its cash and non-cash equity compensation elements. These changes included reducing the directors’ annual cash retainer, correspondingly increasing the amount of annual equity award grants and making uniform the annual fees paid for committee membership and chair positions. All cash fees are paid to directors on a quarterly basis unless otherwise indicated and are prorated for any partial service periods. The following table sets forth our compensation program for our non-employee directors in 2022:

Compensation Element	Value
Annual Cash Retainer	$50,000
Annual Equity Award(1)	$100,000
Chairman of the Board Annual Cash Fee	$30,000
Committee Chair Annual Cash Fee	$15,000
Committee Member Annual Cash Fee	$7,500

(1)	In connection with the adoption of the revised compensation program effective September 21, 2021, an equity award was granted to each director on that date in the form of a grant of restricted stock units (“RSUs”) which vested on March 21, 2023. Although the director compensation program approved by the Board effective September 21, 2021 contemplates an equity award with an annual value of $100,000 and vesting after a period of 12 months, due to the timing of these grants, the Board approved RSU awards in September 2021, each with a grant date fair value equal to $150,000 and vesting 18 months from the award date, sized in recognition that the grants represented awards for the period beginning on the grant date and ending on the date of the next equity grant. As a result, the number of shares of each grant on September 21, 2021 was determined by dividing $150,000 by the closing stock price on the award date and rounding down to the nearest whole share. Beginning in 2023, equity awards to directors under our director compensation program will be granted quarterly with a grant date fair value of $25,000 and scheduled to vest 12 months from the date of grant. Each RSU represents the right to receive one share of Common Stock of the Company upon vesting of such RSU.

The following table summarizes the annual compensation for our non-employee directors during 2022. Mr. Scheirman, our President and Chief Executive Officer, does not receive any additional compensation for his service on the Board. Please see the “2022 Summary Compensation Table” for a summary of the compensation received by Mr. Scheirman with respect to 2022. No non-employee directors were granted equity awards in 2022, thus those columns are omitted from the table below.

2022 DIRECTOR COMPENSATION

	Fees
	Earned
	Or Paid
Name	In Cash	Stock Awards(1)	Total
Thomas Furey	$57,500	$—	$57,500
Robert Pearce	$72,500	$—	$72,500
Nicholas Peters	$72,500	$—	$72,500
Bradley Seaman	$87,500	$—	$87,500
Marc Sheinbaum	$65,000	$—	$65,000
Valerie Soranno Keating	$72,500	$—	$72,500

(1)	As of December 31, 2022, each of the non-employee directors that served on our Board during 2022 had 5,064 RSUs outstanding and no other equity awards outstanding as of such date.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of April 3, 2023 (except as indicated below), beneficial ownership, as defined by SEC rules, of our Common Stock. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3. The percentage calculations set forth in the table are based on 11,424,628 shares of Common Stock outstanding on April 3, 2023 rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of
	Shares of	Percentage of
	Common	Common
	Stock	Stock
	Owned	Owned
	Beneficially	Beneficially
5% Beneficial Owners:
Tricor Pacific Capital Partners (Fund IV), Limited Partnership(1)	4,124,368	36.1%
Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership(1)	2,434,457	21.3%
Steamboat Capital Partners, LLC(2)	582,454	5.1%

Named Executive Officers, Directors and Director Nominees:
Thomas Furey	5,064	*
Nicholas Peters	35,064	*
H. Sanford Riley	—	*
Scott Scheirman	338,798	2.9%
Bradley Seaman	5,064	*
Marc Sheinbaum	6,943	*
Valerie Soranno Keating	23,861	*
John Lowe	90,096	*
Lane Dubin	80,569	*
Total Executive Officers and Directors as a Group (14 individuals)	656,571	5.4%

*	Less than 1%
(1)	Based on a Schedule 13G filed jointly by the Tricor Funds, and Parallel49 Equity, ULC on February 12, 2016, as adjusted to give effect to the 1-for-5 reverse stock split we completed on December 20, 2017. Each of the Tricor Funds is managed by Parallel49 Equity, ULC, as the general partner. An investment committee of the Tricor Funds has the power to vote or dispose of the shares held by the Tricor Funds. The investment committee is comprised of Mr. Bradley Seaman, Mr. David Rowntree, J. Trevor Johnstone and Roderick Senft. Each of Messrs. Seaman and Peters is an officer or member of the Tricor Funds and has an indirect pecuniary interest in the shares of Common Stock held by the Tricor Funds through their respective interests in the Tricor Funds. Each of Messrs. Seaman and Peters expressly disclaims any beneficial ownership of any shares of Common Stock held by the Tricor Funds. The address of the Tricor Funds is c/o Parallel49 Equity, 225 East Deerpath Road, Suite 200, Lake Forest, IL 60045.

(2)	Based on a Schedule 13D/A jointly filed by Steamboat Capital Partners, LLC (“Steamboat”) and Mr. Parsa Kiai, the managing member of Steamboat, on April 12, 2023. According to the Schedule 13D/A, as of April 3, 2023 Steamboat and Mr. Kiai may each be deemed to be the beneficial owner of 582,454 shares of Common Stock, each with sole voting power with respect to such shares. According to the Schedule 13D/A, as of April 11, 2023 Steamboat and Mr. Kiai may each have sole investment power with respect to 565,445 shares. The address of each of Steamboat and Mr. Kiai is 31 Old Wagon Road, Old Greenwich, CT 06870.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Scott Scheirman	60	President, Chief Executive Officer and Director
Donna Abbey	47	Chief Accounting Officer and Controller
Lane Dubin	54	Executive Vice President and Chief Development and Digital Officer
Sarah Kilgore	55	Chief Legal and Compliance Officer and Corporate Secretary
John Lowe	46	Executive Vice President, End-to-End Solutions
Peggy O'Leary	47	Senior Vice President Prepaid Solutions
Amintore Schenkel	56	Chief Financial Officer and Treasurer
Sonya Vollmer	49	Chief Human Resources Officer
Beth Williams	47	Chief Technology Officer

Scott Scheirman. See “Directors and Corporate Governance” for Mr. Scheirman’s biographical information.

Donna Abbey has served as our Controller and Chief Accounting Officer since March 2022. Prior to joining the Company Ms. Abbey provided financial and accounting consulting services to clients in various industries from January 2020 to March 2022. Prior to that, Ms. Abbey held roles of increasing responsibility at Western Union, a multinational financial services company, from October 2010 to September 2018, including Vice President of Financial Reporting, Governance & Consolidations and Chief of Staff to the Chief Executive Officer. Prior to joining Western Union, Ms. Abbey worked in the audit practice of KPMG LLP, a multinational professional services and accounting firm, from January 2003 to September 2010. Ms. Abbey holds a Bachelor of Science degree in Business Administration from Colorado State University and is a Certified Public Accountant in the State of Colorado.

Lane Dubin has served as our Executive Vice President and Chief Development and Digital Officer since December 2022. Prior to that, he served as the Company’s Senior Vice President and General Manager of Personalization, Prepaid and Instant Issuance since January 2020. From January 2018 to December 2019, he served as the Company’s Senior Vice President and General Manager of Prepaid and Instant Issuance. Mr. Dubin joined the Company as Senior Vice President, Sales and Marketing in August 2016. Prior to joining the Company, Mr. Dubin served at American Express Company from 1992 to 2015. Most recently, he was the Head of Global Sales at American Express Global Business Travel from 2008 to 2015, and Vice President, Business Development – North America, at American Express Global Business Travel from 2003 to 2008. Prior to these roles, Mr. Dubin held roles of increasing responsibility with American Express, including Vice President-Business Development, Financial Education Services for American Express Financial Advisors and Director of Sales and Business Development for Ketera Technologies, a technology start-up incubated by American Express. Mr. Dubin holds a Bachelor of Arts degree in Economics and Business Administration from Ursinus College.

Sarah Kilgore has served as our Chief Legal and Compliance Officer and Corporate Secretary since December 2017. Prior to joining the Company, Ms. Kilgore was Of Counsel with Moye White LLP, a law firm based in Denver, since June 2017. Prior to Moye White LLP, Ms. Kilgore founded and provided legal services through Kilgore Legal Group, LLC from 2011 through 2015. Prior to establishing Kilgore Legal Group, LLC, Ms. Kilgore served as Associate General Counsel, Governance and Securities for Western Union, a multinational financial services company, from 2006 to 2011. Prior to her role at Western Union, she held various legal positions at First Data Corporation and AT&T Corp., and was a corporate attorney in private practice. Ms. Kilgore earned her Juris Doctor degree from the University of Michigan Law School and received her Bachelor’s Degree in Business Administration from Michigan State University.

John Lowe has served as our Executive Vice President, End-to End Solutions since December 2022. Prior to that, he served as our Senior Vice President and General Manager of Secure Card since October 2021. From July 2018 to October 2021, Mr. Lowe served as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Lowe served as Chief Financial Officer of SquareTwo Financial Corporation, a financial services company, from August 2014 until June 2017. Prior to August 2014, Mr. Lowe held various leadership roles of increasing responsibility at SquareTwo Financial Corporation, including serving as Treasurer, Vice President of Finance and Vice President of External Reporting. Mr. Lowe’s employment with SquareTwo Financial Corporation commenced in 2009. SquareTwo Financial Corporation filed for Chapter 11 bankruptcy protection in March 2017 in connection with a strategic sale of the Company. Mr. Lowe holds a Bachelor of Science degree in both Accounting and Finance from the Virginia Polytechnic Institute and State University. Mr. Lowe is also a Chartered Financial Analyst.

Margaret “Peggy” O’Leary has served as our Senior Vice President Prepaid Solutions since December 2022. She previously served as the Company’s Vice President of Sales of Prepaid, Personalization Solutions, and Instant Issuance since January 2020. Ms. O’Leary joined CPI in April 2017 as Director of Sales and Client Services for Prepaid Solutions. Prior to joining the Company, Ms. O’Leary served as the Vice President Business Development for Jingit, a payments platform to drive consumer loyalty and engagement, since 2012. Prior to 2012, Ms. O’Leary held a variety of positions with increasing responsibilities including sales management, channel management, sales and client services at companies such as InteliSpend, Maritz, and Hallmark. Ms. O’Leary is a graduate of Hamline University and holds a Bachelor of Arts degree in Psychology.

Amintore Schenkel has served as our Chief Financial Officer since October 2021. Prior to joining the Company, Mr. Schenkel served as Senior Vice President, Chief Accounting Officer & Controller of Western Union, a multinational financial services company, from 2006 to 2020. Additionally, he held a variety of financial roles of increasing responsibility at First Data Corporation from 2001 to 2006. Prior to joining First Data Corporation, Mr. Schenkel was with Ernst & Young for 12 years. Most recently, he served as Managing Member and provided consulting services through InterContinental Advisory and Accounting Services LLC, an entity that he founded in 2020. Mr. Schenkel has over 30 years of executive finance, accounting and operations experience. Mr. Schenkel earned both a Bachelor of Science in Accounting degree and a Master of Accountancy degree from the University of Denver and is a Certified Public Accountant in the State of Colorado.

Sonya Vollmer has served as our Chief Human Resources Officer since January 2022. Ms. Vollmer joined the Company in February 2021 as Director of Total Rewards and assumed the role of interim Chief Human Resources Officer in August 2021. Prior to joining the Company, Ms. Vollmer held positions of increasing responsibility at Charter Manufacturing Company, a metals manufacturing business, from February 2013 to February 2021, most recently serving as Director of Total Rewards. Prior to 2013, Ms. Vollmer held human resources leadership roles across a variety of manufacturing companies, including in the healthcare/life sciences, industrial automation and metals industries. She also served in consulting roles with Hewitt Associates (now Aon), and her own consulting firm. Ms. Vollmer holds a Bachelor of Arts degree in Economics from the University of Wisconsin-Parkside, and an Executive Master of Business Administration from the University of Wisconsin-Milwaukee.

Beth Williams has served as our Chief Technology Officer since January 2020, and she previously served in roles with CPI as Technology Director, Instant Issuance and Prepaid from January 2018 to January 2020, and as Director of Personalization Solutions from 2016 to 2017. Prior to joining CPI, Ms. Williams served in various leadership roles at EFT Source, Inc., including Chief Information Officer and Software Development Manager and Lead Software Developer from 2007 to 2015. Prior to 2007, Ms. Williams held a variety of positions of increasing responsibility, including programming, web and software development and analysis at KeyBank, Deloitte Consulting, NFIB, PIC (Sygen international subsidiary) and Vanderbilt University Medical Center. Ms. Williams holds a Bachelor of Business Administration - MIS from Ohio University.

EXECUTIVE COMPENSATION

The following narrative describes our executive compensation program and the decisions of the Compensation Committee regarding the fiscal year 2022 compensation of our named executive officers (“NEOs”). The Company qualifies as a “smaller reporting company” in accordance with Rule 12b-2 of the Exchange Act. For as long as we are a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements.

2022 NEOs

For fiscal year 2022, our NEOs were:

Scott Scheirman	President, Chief Executive Officer and Director
Lane Dubin	Executive Vice President and Chief Development and Digital Officer
John Lowe	Executive Vice President, End-to-End Solutions

2022 Business Overview

Business Highlights

Our executive team was pivotal in delivering the Company’s strong financial performance in 2022, including:

●	Total Net Sales(1) of $475.7 million, up 27% year-over year;
●	Net Income of $36.5 million, up 129% year-over-year; and
●	Adjusted EBITDA(2) of $97.7 million, up 28% year-over-year.

Additional highlights of 2022 performance ($ in millions)

(1)	The term Net Sales, as defined in the STIP (as defined below), is consistent with “Total Net Sales,” as included in the Company’s consolidated financial statements.
(2)	Adjusted EBITDA is not a measurement of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). See Annex A hereto for a reconciliation to Net Income, the most directly comparable GAAP financial measure.

In 2022, the Company produced strong results, growing sales across our Debit and Credit segment and our Prepaid Debit segment, including strong sales of our innovative eco-focused cards, expanded distribution of our leading Software-as-a-Service-based instant issuance solution, and continued growth in contactless card delivery, supporting the ongoing conversion to these cards in the U.S. market. We believe the achievement of these results is due to our executive team’s focus on delivering against our strategic plan and continuing to execute on our four key strategies: deep customer focus; market-leading quality products and customer service; continuous innovation; and a market competitive business model.

For further details, we encourage you to review the financial results set forth in our Form 10-K for the fiscal year ended December 31, 2022.

As described in this “Executive Compensation” section, we believe our compensation program focuses on performance-based compensation elements and provides alignment with the Company’s financial and strategic priorities as well as stockholder interests. We have structured our compensation design features to incentivize our NEOs and other executive officers to pursue performance that increases stockholder value by rewarding top-line growth, profitability and non-financial business imperatives, and we employ competitive compensation levels to drive the retention, performance and engagement of our executive team, including our NEOs. Further, our programs are designed to incentivize over-achievement of goals by awarding compensation consistent with above-market performance when the Company exceeds its performance goals, as we did in 2022.

Summary of Our 2022 Compensation Decisions

The principal components of our 2022 executive compensation program consisted of (i) base salary, (ii) short-term incentives delivered in the form of quarterly cash payments and (iii) long-term incentives delivered entirely in the form of equity awards. We believe these components provide the appropriate mix of compensation to recruit and retain top-level talent, motivate our executive team to achieve the Company’s near-term financial objectives, and align compensation with stockholder value, all of which incentivize our executive team to continue improving our business. Part of this strategy involves utilizing a short-term incentive plan (“STIP”) that rewards short-term incentive goal achievement with cash payments, as well as a long-term incentive plan (“LTIP”) which utilizes the Company’s 2021 Omnibus Incentive Plan ("Omnibus Incentive Plan”) to grant stock options (“Options”) and restricted stock units (“RSUs”).

In 2021, the Company conducted an extensive review of its overall compensation policies and practices, which included its executive officer compensation program. As a result of the review, in September 2021 the Company modified its executive compensation program. Prior to this time, the Company had generally ceased using equity awards because they were viewed as an ineffective compensation vehicle in light of the Company’s stock price and dilutive impact on stockholder value and also due to the fact that the Omnibus Incentive Plan lacked a sufficient number of shares to make market-competitive awards. Following an amendment to the Omnibus Plan approved by stockholders in 2021, and as our common stock price improved, the Compensation Committee returned to the market practice of granting equity-based long-term incentive awards to its executives, as evidenced by the award of Options and RSUs in 2020 and 2021 as a portion or all of the long-term incentive awards.

In connection with the adoption of the revised compensation program effective September 21, 2021, an equity award was granted to each executive officer on that date in the form of Options and RSUs, which vest 50% each on the first and second anniversaries of the grant date. Although the executive compensation program contemplates an annual LTIP equity award component, due to the timing of these grants, they were sized in recognition that the grants represented awards for the period beginning on the September 21, 2021 grant date with a vesting event occurring in each of 2022 and 2023 and with the date of the next equity grant occurring in first quarter of 2023. As a result, there were no equity awards granted to the NEOs in 2022, other than promotions and new hires, as the 2021 grant was designed to compensate for 18 months of equity awards.

The Compensation Committee makes all decisions regarding our NEOs’ total compensation (base salary, short-term incentives and long-term incentives).

● ● ● ● ●
Factors that Guided 2022 Compensation Decisions
●
Our executive compensation philosophy
●
Degree of achievement of key financial goals for 2022
●
Recommendations of our CEO (other than with respect to his own compensation)
●
Advice of the Compensation Committee’s independent compensation consultant
●
Market pay and governance best practices
●
Historical CPI compensation

2022 Compensation Program Changes and Key Decisions

Base Salary

In February 2022, the Compensation Committee approved the following increases in base salaries in consideration of our NEOs’ performance, review of competitive market data and internal pay equity:

●
CEO: Mr. Scheirman received a base salary increase of 9.8%, effective March 6, 2022.
●
Other NEOs: Mr. Dubin received a base salary increase of 4.0%, effective March 6, 2022. Mr. Lowe did not receive a base salary increase in 2022 due to his increase effective October 5, 2021, in recognition of his change in responsibilities in 2021.

See “Elements of the 2022 Executive Compensation Program — Base Salary” for more information.

2022 Short-Term Incentive Plan (“2022 STIP”)

The 2022 STIP emphasizes pay-for-performance and the achievement of critical near-term performance milestones. Under the 2022 STIP, the NEOs were eligible to earn quarterly cash bonus awards based on the achievement of pre-established financial goals (specifically the metrics were based on a weighting of 70% for Adjusted EBITDA and 30% for Net Sales). Each NEO’s individual incentive opportunity is determined by the Compensation Committee following a review of competitive market data and internal pay equity. Each of the NEOs received an increase in his 2022 STIP target as compared with the 2021 STIP target, with Mr. Scheirman’s target increasing by 9.5%, Mr. Dubin’s target increasing by 6.7% and Mr. Lowe’s target increasing by 13.0%. Such increases in STIP targets for 2022 increased the portion of our NEOs’ pay which was at-risk and directly tied to Company performance.

Based on the Company’s strong above-target performance during 2022, the 2022 STIP payouts were at the maximum level of 200% of target for the NEOs.

See “Elements of the 2022 Executive Compensation Program — Short-Term Incentives” for more information.

2022 Long-Term Incentive Plan

As described above, in connection with the modification to the executive compensation program in September 2021, awards granted at that time were designed to compensate for

18 months of equity awards. As a result, in 2022, there were no RSUs or Options granted to the NEOs.

Compensation Peer Group

The Compensation Committee reviewed and affirmed our compensation peer group in 2022 and there were no changes from the prior year. The compensation peer group is comprised of companies that meet at least one of the following criteria:

●
Similar in size and complexity to CPI (primarily based on revenue and EBITDA);
●
In a similar or related technology-oriented industry; or
●
In competition with CPI for executive talent.

See “Role of Market Data and the Peer Group” for more information.

Executive Compensation Governance Highlights

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation practices to evaluate whether they support the Company’s executive compensation philosophy and are aligned with stockholder interests. Our 2022 executive compensation practices include the following, each of which the Compensation Committee believes is supportive of our executive compensation philosophy and the interests of our stockholders:

What We Do	What We Don’t Do

✓

Deliver a significant portion of compensation through performance-based, at-risk pay

✓

Maintain a peer group for evaluating competitive market practices

✓

Set pre-established performance targets designed to be challenging

✓

Regularly review risks associated with compensation

✓

Consult with an independent consultant on compensation levels and practices

✓

Provide no executive perquisites

✓

Maintain a clawback policy

✓

Annual say-on-pay vote

X

Provide automatic, annual increases in executive salaries

X

Maintain uncapped executive incentive plans

X

Award single-trigger cash severance in connection with a change in control

X

Re-price stock options without the prior approval of our stockholders

X

Permit hedging or pledging of equity

X

Enter into supplemental executive retirement plans

X

Provide excise tax gross-ups on termination-related payments

2022 Say-on-Pay Vote

In its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 98% of the votes cast for the Company’s say-on-pay vote at our 2022 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2022 say-on-pay vote. However, as noted above, in 2021, the Company reintroduced 100% equity-denominated awards into the Company’s long-term incentive program following stockholder approval to increase the total number of shares of CPI common stock available for issuance under the Omnibus Incentive Plan. The 2022 fiscal year represents the first full year of this change to deliver long-term incentives as 100% equity since 2018, and equity awards granted in September 2021 were designed as part of the 2022 compensation program.

Role of the Compensation Committee

In consultation with the CEO, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work to implement the Compensation Committee’s decisions, monitor evolving competitive practices and make compensation recommendations to the Compensation Committee. Our human resources management, in conjunction with our independent compensation consultant, develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee. The Compensation Committee has final authority to approve, modify or reject these recommendations in its sole discretion. Members of management do not attend the portions of the Compensation Committee meetings relating to their own compensation, and the Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee approves all compensation of our executive officers, including equity awards.

Role of the Independent Compensation Consultant

Since 2018, the Compensation Committee has engaged WTW as its independent compensation consultant. WTW is engaged by and reports directly to the Compensation Committee. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of WTW and to terminate such engagement. In 2022, WTW assisted the Compensation Committee with the development of competitive market data, compensation program design and related assessments of the Company’s executive and director compensation levels, evaluation of short-term and long-term incentive compensation strategy, and compilation and review of total compensation data for the Company’s NEOs.

The Compensation Committee has reviewed the independence of WTW in light of SEC rules regarding compensation consultants and has concluded that WTW is independent and its work for the Compensation Committee does not raise any conflict of interest.

Role of Market Data and the Peer Group

In order to gauge the competitiveness of our compensation program and to provide our NEOs with fair and market-competitive compensation, the Compensation Committee reviewed compensation practices and pay opportunities from general industry survey data as well as from a selection of publicly traded peer companies, as provided by WTW. The Company attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in its relevant labor markets, and we design our compensation practices with this goal in mind.

Specifically, in 2022, WTW analyzed information regarding the pay practices of a compensation peer group (as described below) to assist the Compensation Committee in determining pay for our Chief Executive Officer. In addition, the Company analyzed the pay practices of similarly sized general industry companies in the WTW Executive Compensation Database to assist the Compensation Committee in determining pay for our other executive officers. The compensation data resulting from this analysis was considered by the Compensation Committee in making 2022 executive compensation decisions.

The Compensation Committee reviewed and affirmed our compensation peer group in 2022The compensation peer group is comprised of companies that meet at least one of the following criteria:

●	Similar in size and complexity to CPI (primarily based on revenue and EBITDA);
●	In a similar or related technology-oriented industry; or
●	In competition with CPI for executive talent.

Therefore, the following peer group was used for 2022 compensation benchmarking purposes:

Executive Compensation Peer Group
Altium Limited	DSP Group, Inc.	Inseego Corp.
Cantaloupe, Inc.	EVERTEC, Inc.	Key Tronic Corporation
Cass Information Systems, Inc.	FormFactor, Inc.	Lattice Semiconductor Corporation
Consumer Portfolio Services, Inc.	GreenSky, Inc.	SigmaTron International, Inc.

Elements of the 2022 Executive Compensation Program

Our 2022 executive compensation program consisted of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of CPI’s 2022 executive compensation program and the objective and key features of each element. Although equity awards were not granted to our NEOs in 2022, we have included them in this chart as the 2021 grants were sized to include a grant value for 2022 and are viewed by the Compensation Committee to be a component of the 2022 executive compensation program.

	Objective	Type of Compensation	Key Features
Base Salary	A standard compensation element in executive compensation packages, offering market competitive fixed compensation to attract and retain talent	Cash	● Reflects individual skills, experience, responsibilities and performance over time ● Provides a consistent source of income
Short-Term Incentive	A cash-based award that encourages executives to focus on specific short-term corporate and/or business unit performance goals.	Cash	● Performance-based award tied to achievement of critical short-term financial goals and priorities ● Pays only if threshold performance levels are met or exceeded
Long-Term Incentive — RSUs	Rewards stockholder value creation, enhances executive stock ownership and promotes retention	Equity	● At-risk award, with value based exclusively upon the value of the Company’s Common Stock ● Aligns executive and stockholder interests
Long-Term Incentive — Options	Rewards stockholder value creation by aligning executive pay with stock price appreciation, enhances executive stock ownership and promotes retention	Equity	● Performance-based award, with no value unless the Company’s stock price appreciates from the date of grant ● Aligns executive and stockholder interests
Other Benefits	Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefit	● Competitive broad-based benefits available to all employees
Employment and Post-Termination Arrangements

Protects the Company and NEOs during certain termination events, through the use of selective employment agreements, an executive severance and change-in-control policy, and various restrictive covenants

Benefit
●
Facilitates an orderly transition in the event of management changes
●
Helps ensure NEOs remain focused on creating sustainable performance in case of risk of job loss
●
Provides confidentiality, non-compete and non-solicit protections for the Company

Base Salary

Base salaries established for the Company’s executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance. The base salaries of our NEOs in 2022 and 2021 are set forth below:

	2022 Base Salary	2021 Base Salary	Aggregate %
	(As of December 31, 2022)	(As of December 31, 2021)	Increase
Scott Scheirman(1)	$670,018	$610,018	9.8%
Lane Dubin(1)	$503,839	$484,461	4.0%
John Lowe(2)	$420,000	$420,000	0.0%

(1)	The NEO’s base salary increase was effective March 6, 2022.
(2)	Mr. Lowe did not receive a base salary increase in 2022 due to an increase on October 5, 2021.

The Compensation Committee annually reviews the base salaries of the Company’s executive officers, including the CEO, and may from time to time make adjustments to these amounts as it deems necessary for the Company to pursue its goal of attracting and retaining key personnel.

Short-Term Incentives

The Company believes that establishing cash incentive opportunities is an important factor in both attracting and retaining qualified and highly skilled executives and in motivating our executives to achieve the Company’s near-term financial objectives. To achieve these objectives, the Company maintains a quarterly short-term incentive plan with an annual component, or the “STIP.” The quarterly design of the STIP is intended to reward the achievement of critical quarterly financial performance objectives and the annual component is tied to annual financial performance objectives. As such, payments may vary quarter to quarter.

To determine payouts under the STIP, the Company measures performance for each metric on both a quarterly and an annual basis. Each quarterly payment is “capped” at 125% of target, amounts that exceed the quarterly cap are subject to a year-end “true-up,” and each quarterly award is eligible for a “catch-up” payment for cumulative performance to-date. This design was implemented to further enhance the motivational effect of the STIP and provide a continual incentive to improve performance throughout the year.

Under the 2022 STIP, executives were eligible to earn quarterly cash bonuses based on the achievement of the following metrics:

Description
Metrics	70% based on achievement of Adjusted EBITDA (1) 30% based on achievement of Net Sales (2)
Corporate Executive Measurement	100% based on Company-wide achievement

(1)	“Adjusted EBITDA” is a financial measure that is not calculated according to GAAP. For purposes of the STIP, we define Adjusted EBITDA as EBITDA (which represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis) adjusted for (i) stock compensation expense, (ii) foreign currency changes, (iii) impairments, (iv) restructuring charges, (v) severance and other charges, (vi) loss on debt extinguishment, (vii) amounts related to a sales tax contingency liability, and (vii) other items that are unusual in nature, infrequently occurring or not considered part of core operations.
(2)	The term Net Sales, as defined in the STIP, is consistent with “Total Net Sales,” as included in the Company’s consolidated financial statements, for all references contained herein.

Our STIP Net Sales and Adjusted EBITDA goals are defined on a quarterly basis for purposes of calculating the quarterly STIP payments. The quarterly goals align to the Company’s annual operating plan and reflect the planned seasonality of our business and operations. Achievement of performance goals is calculated on the basis of straight-line interpolation between the threshold, target and maximum bonus opportunities for each applicable metric underlying the performance goal. Quarterly and annual payouts under the STIP can range from 0% to 200%, based on Company performance; however, any payment made under the STIP with respect to each quarter is capped at 125% of the quarterly target incentive, with amounts in excess of the cap, up to 200%, payable with the annual payout. The targeted cumulative Adjusted EBITDA metric also serves as a trigger as CPI must achieve the overall Adjusted EBITDA threshold performance in order for any year-end STIP payments to fund.

In 2022, the Compensation Committee approved a 9.5% increase in Mr. Scheirman’s 2022 STIP target (as compared to his 2021 STIP target). Mr. Dubin received an 6.7% increase in his 2022 STIP target (as compared to his 2021 STIP target). Mr. Lowe received a 13.0% increase in his 2022 STIP target (as compared to his 2021 STIP target). Such increases in STIP targets for 2022 increased the portion of our NEOs’ pay which was at-risk and directly tied to Company performance. For the 2022 performance year, our NEOs were eligible to receive the following target bonus opportunities under the 2022 STIP:

Executive	Target Annual STIP Payment Opportunity
Scott Scheirman	$1,379,800
Lane Dubin	$407,680
John Lowe	$357,000

Actual 2022 Payouts

Based on strong Company performance in 2022, our 2022 STIP paid out at maximum levels under the plan (i.e., 200% of each NEO’s bonus opportunity). Therefore, Messrs. Scheirman, Dubin and Lowe received 2022 STIP payments of $2,759,600, $815,360, and $714,000, respectively (with payments relating to fourth quarter 2022 and annual 2022 performance made in 2023).

Long-Term Incentives

Together with STIP awards, the long-term incentive equity awards are designed to balance the achievement of critical near-term performance objectives with long-term strategic goals and the retention of our high performing executive team. We believe such awards also allow us to continue to recruit top-level talent and align compensation with stockholder value, all of which incentivize our executive team to continue improving our business. Generally, long-term incentive equity awards granted by the Company are subject to various conditions, including the executive’s continued service to the Company, time-based vesting conditions, and acceleration of vesting in the event of the executive’s death, termination due to disability or in connection with a change in control of the Company.

As discussed above, in connection with the modification to the executive compensation program in September 2021, awards granted at that time were designed to compensate for 18 months of equity awards. As a result, in 2022, there were no RSUs or Options granted to NEOs; thus, the table describing Long-Term Incentives granted in the current year is omitted from this proxy statement.

Other Benefits

The Company maintains the CPI Card Group, Inc. 401(k) Plan (the “401(k) Plan”), which is designed to be a qualified defined contribution plan under the provisions of the Internal Revenue Code, covering substantially all employees who meet certain eligibility requirements. Under the 401(k) Plan, participants may defer their salary subject to statutory limitations and may direct the contributions among various investment accounts. The Company matches 100% of a participant’s first 3% of deferrals and 50% of the next 2% of deferrals. The matching contributions are fully vested at the time of the match.

Termination or Change in Control

Pursuant to their respective employment or post-termination arrangements, each of our NEOs may be entitled to certain payments and benefits in certain termination situations or upon a change in control. We believe that our severance arrangements would help facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Employment and Post-Termination Arrangements.”

Additional Compensation Governance Practices

Compensation Risk Assessment

The Compensation Committee regularly reviews the risk associated with the Company’s compensation programs. As part of this process, the Compensation Committee reviewed a comprehensive risk assessment conducted by WTW in 2019 and, at the time, concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In 2022, the Compensation Committee discussed with WTW the risk assessment of the Company’s executive compensation programs and any year-over-year changes that could impact the risk assessment. The Compensation Committee and WTW concluded that no program changes were implemented in 2022 that would materially affect the existing risk profile of the Company’s compensation program and that there were no material risks to the Company’s existing executive compensation program. Accordingly, the Compensation Committee and WTW did not recommend any changes the Company’s executive compensation program in 2022 on this basis.

Insider Trading Policy

The Company maintains an Insider Trading Policy, which prohibits CPI officers and directors from purchasing financial instruments and engaging in certain transactions designed to hedge against a decrease in the value of the Company’s securities, including short sales, publicly traded options, hedging and monetization transactions, margin sales, pledges of collateral and standing limit orders.

Clawback Policy

The Company has had an incentive compensation recoupment policy in place since 2016 (the “Clawback Policy”). Under the Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under applicable securities laws, the Compensation Committee will review all awards or payments of any form of incentive-based compensation (including cash and equity) made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Compensation Committee determines that any such incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Compensation Committee may, to the extent permitted by applicable law, seek to recover, for the benefit of the Company, the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results, as determined by the Compensation Committee. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. For purposes of this policy, “executive officers” of the Company include all persons designated by the Board as Section 16 reporting officers. The Company will review and modify the Clawback Policy as necessary to reflect the final Nasdaq listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform Consumer Protection Act.

Stock Ownership Guidelines

Since 2016, the Company has maintained stock ownership guidelines that apply to our directors and senior executives, including our NEOs. The Company did this to further align the interests of our leaders and the Board of Directors with those of our stockholders and further promote our commitment to sound corporate governance. Under the guidelines, once appointed to their respective role, executives and directors have up to five years to accumulate shares and share equivalents that have a market value equal to or greater than a prescribed multiple of annual salary or annual retainer fees. For directors this multiple is five times the cash portion of the annual retainer, for our Chief Executive Officer this multiple is five times base salary, and for all other executive officers this multiple is two times base salary.

2022 Summary Compensation Table

The 2022 Summary Compensation Table discloses the compensation information for fiscal year 2022 and, to the extent required by applicable SEC disclosure rules, fiscal year 2022, for the principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.

							Nonqualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (2)	Compensation (3)	Earnings	Compensation (4)	Total
Scott Scheirman, President, Chief Executive Officer and Director	2022	$659,634	$—	$—	$—	$2,759,600	$—	$12,200	$3,431,434
	2021	$609,221	$—	$574,835	$573,175	$2,519,600	$—	$11,600	$4,288,431
Lane Dubin, EVP and Chief Development and Digital Officer (7)	2022	$500,486	$—	$—	$—	$815,360	$—	$12,200	$1,328,046
	2021	$468,113	$—	$156,097	$155,644	$764,040	$—	$11,600	$1,555,494
John Lowe, EVP, End-to-End Solutions	2022	$420,000	$—	$—	$—	$714,000	$—	$12,200	$1,146,200
	2021	$372,521	$—	$142,341	$141,962	$631,650	$—	$2,137	$1,290,611

(1)	The amounts reported in this column represent the grant date fair value of the RSU awards as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB Topic 718”), valued based on the closing stock price on the date of grant. The 2021 awards consisted of 50% options and 50% RSUs; the discrepancy in valuation between Stock Awards and Option Awards is due to whole share rounding.
(2)	The amounts reported in this column represent the grant date fair value of Option awards, calculated in accordance with FASB Topic 718. See Note 16 of the Company’s audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	Represents performance-based bonuses earned under the Company’s STIP for the applicable year. Please see the section entitled “Elements of the 2022 Executive Compensation Program — Short-Term Incentives” above for further information regarding the 2022 STIP.
(4)	Represents matching contributions under the Company’s 401(k) plan.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of		Value of
	Underlying	Underlying			Shares of		Shares of
	Unexercised	Unexercised	Option		Stock that		Stock that
	Options	Options	Exercise	Option	Have Not		Have Not
	(Exercisable)	(Unexercisable)	Price	Expiration	Vested		Vested
Name	(#)	(#)(1)	($)	Date	(#)		($) (4)
Scott Scheirman	280,000	—	$5.25	9/25/2027	—		—
	16,447	16,446	$29.62	9/21/2028	9,703	(2)	$350,084
Lane Dubin	22,500	—	$27.60	9/1/2026	—		—
	11,885	—	$21.75	3/22/2027	—		—
	25,000	—	$5.25	9/25/2027	—		—
	4,466	4,466	$29.62	9/21/2028	2,635	(2)	$95,071
John Lowe	75,000	—	$1.98	7/2/2028	—		—
	3,943	3,942	$29.62	9/21/2028	2,326	(2)	$83,922
	127	126	$30.53	10/5/2028	74	(3)	$2,670
(1)	The remainder of the Options will become exercisable on September 21, 2023, subject to continued service with the Company through such vesting date, except that with respect to the Option grant for Mr. Lowe with an October 5, 2028 expiration date, the remainder of the Options will become exercisable on October 5, 2023.

(2)	These RSU awards will vest on September 21, 2023, subject to continued service with the Company through such vesting date.
(3)	These RSU awards will vest on October 5, 2023, subject to continued service with the Company through such vesting date.
(4)	The market value of the RSUs is based on the $36.08 closing price of a share of our Common Stock on December 30, 2022 (the last trading day of 2022).

Employment and Post-Termination Arrangements

Mr. Scheirman’s Employment Agreement

On September 25, 2017, Mr. Scheirman entered into an employment and non-competition agreement (the “CEO Employment Agreement”) with the Company to serve as President and Chief Executive Officer, effective September 25, 2017, for a term ending on March 31, 2021, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement.

Under the terms of the CEO Employment Agreement, in the event that Mr. Scheirman’s employment is terminated by the Company without Cause, he resigns for Good Reason (each as defined in the CEO Employment Agreement), separates employment due to death or disability or the Company fails to renew his agreement upon its expiration, Mr. Scheirman would be entitled to (i) a severance payment equal to 1.5 times the sum of Mr. Scheirman’s then-current annual base salary and target bonus for the year of termination, payable in equal installments during the eighteen (18) month period following the termination date; (ii) a prorated portion of his STIP bonus based on the number of full months completed during the fiscal year in which such termination of employment occurs and based on final Company performance for the STIP year, payable at the same time as annual bonuses become payable to other executive employees; (iii) accelerated vesting of any outstanding equity awards that would have otherwise vested in the next twelve months following the termination (for performance-based awards, vesting will be based on actual performance determined at the end of the performance period); (iv) the cost of continuing health and dental coverage under the Company’s plans as then in effect, less the employee contribution for an active employee, for up to eighteen (18) months; and (v) other than in the case of a termination for death or disability, up to six months of outplacement services. The estimated cash severance payment to Mr. Scheirman on termination, assuming a termination as of December 31, 2022, would have been $3,104,499 (inclusive of $14,772 in COBRA insurance coverage and outplacement services valued at $15,000) for termination without Cause, for Good Reason, for the Company’s failure to renew the agreement, or termination due to his death or disability.

In the event that Mr. Scheirman experiences a termination event as described above within six months prior to or two years following a Change in Control (as defined in the CEO Employment Agreement) of the Company, Mr. Scheirman will receive the benefits described in the foregoing paragraph, except that the severance and COBRA continuation benefits in items (i) and (iv) above would be extended from eighteen to twenty-four months, and his outstanding equity awards would vest in full (with any performance-based awards vesting at the target level of performance). The estimated cash severance payment to Mr. Scheirman on termination in connection with a Change in Control, assuming a termination as of December 31, 2022, would have been $4,134,332 (inclusive of $19,696 in COBRA insurance coverage and outplacement services valued at $15,000).

Mr. Scheirman is subject to certain restrictive covenants in the CEO Employment Agreement, including obligations regarding noncompetition and non-solicitation of Company employees and customers during the term of his employment and for a period of eighteen months following any termination of his employment with the Company.

Mr. Dubin’s Employment Agreement

In connection with Mr. Dubin’s promotion to Executive Vice President and Chief Development and Digital Officer, the Company entered into an employment agreement with Mr. Dubin effective December 13, 2022 and ending on June 30, 2024, unless earlier terminated or extended by the parties (the “EVP Employment Agreement”). Under the EVP Employment Agreement, in the event of a termination of his employment by the Company without Cause (as defined in the EVP Employment Agreement) or by Mr. Dubin (a) for Good Reason (as defined in the EVP Employment Agreement) or (b) other than for Good Reason and effective as of June 30, 2023, December 31, 2023 or June 30, 2024 (each, a “Severance Termination Event”), subject to his execution and delivery of a release of claims, Mr. Dubin will receive (i) severance payments equal to 1.0 times (1.5 times in the case of a Severance Termination Event that occurs within six months prior to or 24 months following a Change in Control (as defined in the EVP Employment Agreement)) the sum of Mr. Dubin’s annual base salary and target bonus for the year of the termination; and (ii) the sum of (y) the Employee’s Quarterly Performance Incentive (as defined in the STIP) for the calendar quarter in which such termination occurs, including any related “catch-up” payment with respect to such quarter as determined in accordance with the STIP and (z) the Annual Performance Incentives determined under the STIP, in each case, based on the Company’s actual performance and pro-rated based on the number of days Mr. Dubin was employed by the Company during such period. Mr. Dubin is also entitled to reimbursement for the cost of up to 18 months of continuation coverage under the Company’s health and welfare plans at active employee rates and six months of outplacement services.

In the case of a termination of employment by the Company without Cause, by Mr. Dubin for Good Reason or by Mr. Dubin other than for Good Reason and effective on or after December 31, 2023, Mr. Dubin is entitled to (1) the continued vesting of any awards granted to Mr. Dubin after December 13, 2022 through the two-year anniversary of the end of the Severance Period (as defined below), and (2) the vested and unexercised portions of any stock option awards held by Mr. Dubin will remain outstanding and exercisable until the earlier of (A) the two-year anniversary of the end of the Severance Period and (B) the original expiration date of the stock option award; and (vi) in the case of a Change in Control, full vesting of his outstanding equity awards, with the performance-based equity awards vesting at the target level of performance. For purposes of the EVP Employment Agreement, “Severance Period” means the shorter of (i) the 12-month period (18-month period in the case of a Severance Termination Event incurred in connection with a Change in Control) commencing on the date of Mr. Dubin’s termination of employment and (ii) the period commencing on the termination date and ending on the date that Mr.

Dubin violates the Confidentiality, Trade Secret Protection, Unfair Competition, Non-Solicitation, and Invention Assignment Agreement, by and between Mr. Dubin and CPI Card Group-Colorado, Inc., effective as of April 8, 2019 (the “Confidentiality Agreement”). The EVP Employment Agreement extended the restricted period under the Confidentiality Agreement to a period of two years following the cessation of Mr. Dubin’s employment. The Company has the right pursuant to the EVP Employment Agreement to terminate Mr. Dubin’s employment other than for cause upon 60 calendar days written notice; provided that (i) any such termination which would be effective after June 30, 2023 but before December 31, 2023 will be deemed effective as of December 31, 2023, and (ii) any such termination which would otherwise be effective after December 31, 2023 and before June 30, 2024 will be deemed effective as of June 30, 2024.

The estimated cash severance payment to Mr. Dubin on termination, assuming a termination as of December 31, 2022, would have been $948,716 (inclusive of $22,197 in COBRA insurance coverage and outplacement services valued at $15,000) for termination without Cause, for Good Reason, for the Company’s failure to renew the agreement, or termination due to his death or disability and, in each case, not in connection with a Change in Control.

The estimated cash severance payment to Mr. Dubin on termination in connection with a Change in Control, assuming a termination as of December 31, 2022, would have been $1,404,476 (inclusive of $22,197 in COBRA insurance coverage and outplacement services valued at $15,000).

Mr. Lowe’s Employment Offer Letter

The employment offer letter between Mr. Lowe and the Company dated October 1, 2021 from his transition from Chief Financial Officer to the position of Senior Vice President & General Manager, Secure Card, remains in effect. This offer letter provides for an annual base salary as well as eligibility for the Company’s STIP and eligibility to receive long-term incentives under the Omnibus Incentive Plan. In connection with his promotion to Executive Vice President, End-to End Solutions in December 2022, Mr. Lowe received a commensurate increase in base salary and incentives effective as of January 1, 2023.

Mr. Lowe’s offer letter does not provide for any severance benefits, however, upon a termination of his employment as of December 31, 2022, Mr. Lowe would have been eligible to receive an estimated $814,197 in cash severance (inclusive of $22,197 in COBRA insurance coverage and outplacement services valued at $15,000) upon a termination without “cause” or for “good reason” pursuant to our Executive Severance Guidelines, as summarized below. Also, pursuant to the Executive Severance Guidelines, the estimated cash severance payment to Mr. Lowe on termination in connection with a “change in control” (as defined in the Executive Severance Guidelines), assuming a termination as of December 31, 2022, would have been $1,202,697 (inclusive of $22,197 in COBRA insurance coverage and outplacement services valued at $15,000).

Executive Severance Guidelines

On June 22, 2017, the Company adopted guidelines governing executive severance (“Executive Severance Guidelines”), applicable to executive officers and NEOs of the Company who are not otherwise parties to individual employment or severance agreements providing for benefits upon a termination of employment. Under the Executive Severance Guidelines, if the employment of an eligible officer is terminated without “cause” or due to a resignation for “good reason,” not in connection with a “change in control” (each as defined in the Executive Severance Guidelines) and subject to the execution, delivery and non-revocation of a release of claims, he or she would be eligible to receive cash severance equal to one times the sum of his or her base salary plus annual bonus target (or 1.5 times the sum of base salary and annual bonus target for a CEO participant). For such a termination occurring within the 24 months following a change in control of the Company, the applicable severance multiple would be increased to 1.5 times for all other eligible officers (or 2.0 times for a CEO participant). In addition, the Company would continue to pay a portion of the cost of medical, dental and vision benefits on behalf of an eligible officer, such that the officer’s contribution would remain as it were for an active officer, for the greater of the severance period or such officer’s eligibility for COBRA continuation coverage, and the Company may provide, in its discretion, up to six months of outplacement services. Mr. Lowe is subject to the Executive Severance Guidelines, while Messrs. Scheirman and Dubin are excluded from the Executive Severance Guidelines due to the severance provisions in their respective Employment Agreements.

Pay vs. Performance

					Value of Initial Fixed $100
	Summary	Compensation	Average Summary	Average Compensation	Investment Based On:
	Compensation Table	Actually Paid	Compensation Table Total	Actually Paid	Total	Net Income
Year (1)	Total for PEO ($) (2)	to PEO ($) (3)	for Non-PEO NEOs ($) (2)	for Non-PEO NEOs ($) (3)	Shareholder Return ($) (4)	(in thousands) ($)
2022	3,431,434	3,621,040	1,237,123	1,286,687	821.87	36,540
2021	4,288,431	4,565,532	1,423,053	1,672,791	422.55	15,941

(1)	Scott Scheirman served as the Company’s PEO and Lane Dubin and John Lowe served as the other NEOs for the entirety of 2022 and 2021.
(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Scheirman and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year in the case of the other NEOs.
(3)	To calculate “Compensation Actually Paid” (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Scheirman and for the average of the other NEOs is set forth following the footnotes to this table.*

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

*Compensation Actually Paid Adjustments (see FN 3 above)

		Minus	Plus	Plus (Minus)	Plus	Plus (Minus)	Minus	Equals
Change in Fair
Value as of
						Vesting Date of	Fair Value as
						Stock Option and	of Prior Fiscal
			Fair Value at	Change in Fair	Fair Value at	Stock Awards	Year-End of Stock
		Grant Date	Fiscal Year-End	Value of	Vesting of Stock	Granted in	Option and Stock Awards
		Fair Value of	of Outstanding and	Outstanding and	Option and Stock	Prior Fiscal Years	Granted in Prior
		Stock Option	Unvested Stock	Unvested Stock	Awards Granted	for which Applicable	Fiscal Years that
		and Stock	Option and Stock	Option and Stock	in Fiscal Year	Vesting Conditions	Failed to Meet
	Summary	Awards Granted	Awards Granted	Awards Granted	that Vested	Were Satisfied	Applicable Vesting
	Compensation Table	in Fiscal	in Fiscal	in Prior Fiscal	During Fiscal	During Fiscal	Conditions During	Compensation
Year	Total ($) (a)	Year ($) (b)	Year ($) (c)	Years ($) (d)	Year ($) (e)	Year ($) (f)	Fiscal Year ($) (g)	Actually Paid ($)
Scott Scheirman
2022	3,431,434	-	-	321,862	-	(132,256)	-	3,621,040
2021	4,288,431	(1,148,010)	649,752	775,359	-	-	-	4,565,532
Average Other NEOs(h)
2022	1,237,123	-	-	83,413	-	(33,849)	-	1,286,687
2021	1,423,053	(298,022)	168,734	198,212	-	180,814	-	1,672,791

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)	Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)	See footnote 1 above for the NEOs included in the average for each year.

Relationship Between Pay and Performance

We believe the CAP in each of the years reported above and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the CAP amount captures the maximum amounts awarded under the STIP that related to the Company’s outstanding financial performance in each year as demonstrated in the chart below. The total CAP amounts for each of the PEO and NEOs fluctuated year-over-year, primarily due to no equity awards being granted in 2022, as the equity awards granted in 2021 were designed to compensate for an 18-month period.

Relationship Between Pay and Company Performance
($ in thousands except TSR values)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$ 423
$ 822
2021
2022
PEO CAP
NEO CAP
Net Income
TSR

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Number of securities
remaining available for
future issuance under
	Number of securities to		Weighted average		equity compensation
	be issued upon exercise		exercise price of		plans (excluding
	of outstanding Options,		outstanding Options,		securities reflected in
	warrants and rights		warrants and rights		column (a))
	(a) (#)		(b) ($)		(c) (#)
Equity compensation plans approved by security holders(1)	879,287	(2)	18.12	(2)	944,123
Equity compensation plans not approved by security holders	—		—		—
Total	879,287				944,123

(1)	All current equity compensation plans have been approved by stockholders.
(2)	Consists of (i) 780,623 outstanding Options under the Omnibus Incentive Plan at an average exercise price of $18.12; and (ii) 98,664 outstanding RSUs under the Omnibus Incentive Plan. Only Options were used in computing the weighted average exercise price.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our consolidated financial statements; (ii) our system of disclosure controls and internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP (“KPMG”), our independent registered public accounting firm for 2022, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. KPMG was also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee has also reviewed and discussed with KPMG the audited consolidated financial statements in such Form 10-K. In addition, the Audit Committee discussed with KPMG those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, KPMG provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that CPI’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee:

Marc Sheinbaum, Chair

Thomas Furey

Valerie Soranno Keating

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2022 and 2021, KPMG, our independent registered public accounting firm, billed the approximate fees set forth below:

	2022	2021
Audit fees(1)	$1,545,878	$1,761,000
Audit-related fees(2)	—	—
Tax fees(3)	270,971	141,157
All other fees(4)	—	—
Total fees	$1,816,849	$1,902,157

(1)	Audit fees relate to (i) the audit of our annual consolidated financial statements as of and for the years ended December 31, 2022 and 2021, and (ii) interim reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during the years ended December 31, 2022 and 2021. In addition, audit fees in 2021 related to the initial annual assessment of the effectiveness of our internal control over financial reporting in compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	These services include attest services related to financial reporting that are not required by statute or regulation. KPMG did not provide services included in this category during the years ended December 31, 2022 and 2021.
(3)	For the years ended December 31, 2022 and 2021, tax fees relate primarily to U.S. federal and state tax compliance, and for services in connection with research and development tax credit studies, transfer pricing analysis, a debt restructuring memorandum, revenue recognition analysis, capitalized interest calculation and a related technical memorandum, sales tax remediation review and tax consulting for business dispositions, transaction costs and foreign supply chain issues.

(4)	This category includes fees for services that are not included in the above categories. KPMG did not provide services included in this category during the years ended December 31, 2022 and 2021.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, the independent registered public accounting firm will submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any interim requests for additional non-audit services that were not contained in the annual pre-approval request are pre-approved by the Audit Committee.

All services provided by KPMG during the fiscal year ended December 31, 2022 and 2021 were pre-approved by the Audit Committee.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. A proposal will be presented at the Annual Meeting to ratify this appointment. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage KPMG LLP. Even if the appointment of KPMG LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

PROPOSAL NO. 3 STOCKHOLDER ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors.

In making decisions with respect to compensation for our NEOs, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each NEO’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our NEOs, the Compensation Committee seeks to achieve the following key objectives:

Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

Align Interests with Stockholders. The compensation program should align the interests of our executive officers with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain qualified executives while maintaining an appropriate cost structure for the Company.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its stockholders. We encourage stockholders to review the “Executive Compensation” section above for a complete discussion of how we determine the pay for our NEOs as well as key accomplishments the executive team achieved during 2022.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and any related material disclosed in this proxy statement.

As an advisory vote, this resolution is not binding on us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. We expect to hold this vote on an annual basis for the foreseeable future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

After careful consideration, the Board has unanimously adopted, and recommends that our stockholders approve, an amendment to our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the elimination or limitation of monetary liability of certain officers of the Company for certain actions (the “Proposed Amendment”). The Certificate of Incorporation currently limits the monetary liability of our directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for certain breach of fiduciary duty actions.

The Proposed Amendment

In light of this amendment to the DGCL, we are proposing to amend the Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. As amended, Section 102(b)(7) of the DGCL only permits, and our Proposed Amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain talented officers to work on its behalf.

If stockholders approve this amendment, the first paragraph of Article SIXTH of the Certificate of Incorporation would be revised as follows (new text is double underlined, deleted text is stricken):

The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL. Without limiting the generality of the foregoing, a director or officer shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director~~, except for~~ or officer, provided that this paragraph shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or ~~that~~ which involve intentional misconduct or a knowing violation of law, ~~or~~ (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived any improper personal benefit or (v) an officer in any action by or in the right of the Corporation. If the DGCL is amended, after approval by the stockholders of this Article SIXTH, to authorize corporate action to further eliminate or limit the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Purpose and Effect of the Proposed Amendment

The Board believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Board determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation as described herein.

Effect of Approval

If stockholders approve the Proposed Amendment, we will file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation setting forth the Proposed Amendment, shortly following the Annual Meeting. The Proposed Amendment will become legally effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or entities affiliated with them had or will have a direct or indirect material interest.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with the Tricor Funds (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Tricor Funds are entitled to request that we register shares of our Common Stock on a long-form or short-form registration statement on one or more occasions in the future, provided that we will not be obligated to register such shares within 90 days after the effective date of a registration statement previously filed pursuant to a request under the Registration Rights Agreement and otherwise for up to 60 days from the date of a request under the Registration Rights Agreement in certain circumstances. The Tricor Funds also are entitled to participate in certain registered offerings that we may conduct in the future, subject to certain restrictions. We will pay the Tricor Funds’ expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our Common Stock held by the Tricor Funds as of the closing of our initial public offering, (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the Common Stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization or certain other corporate transactions, and (iii) any shares of our Common Stock owned or acquired following the closing of our initial public offering by the Tricor Funds (collectively, “Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 under the Securities Act or repurchased by us or our subsidiaries. In September 2021, we filed a registration statement on Form S-3 with respect to the shares of Common Stock held by the Tricor Funds in compliance with our obligations under the Registration Rights Agreement.

Director Nomination Agreement

In connection with our initial public offering, we entered into a Director Nomination Agreement with the Tricor Funds that provides the Tricor Funds the right to designate nominees for election to our Board for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of our Common Stock then outstanding. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement bears the same proportion to the total number of members of our Board as the number of shares of Common Stock beneficially owned by the Tricor Funds bears to the total number of shares of Common Stock outstanding, rounded up to the nearest whole number. In addition, the Tricor Funds shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of such designee’s term regardless of the Tricor Funds’ beneficial ownership at such time. In addition, for so long as the Tricor Funds collectively beneficially own 10% or more of the total number of shares of our Common Stock then outstanding, the Tricor Funds shall also have the right to have their designees participate on committees of our Board, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will terminate at such time as the Tricor Funds collectively own less than 5% of our outstanding Common Stock. Nicholas Peters and Bradley Seaman have been designated by the Tricor Funds as nominees for election of directors to our Board commencing in 2016. H. Sanford Riley has been designated by the Tricor Funds to stand as a nominee for the first time at the Annual Meeting.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval of related party transactions. The policy covers transactions involving us in which the aggregate amount involved in any calendar year will or may be expected to exceed $100,000 and in which a related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). For purposes of this policy, a related person is defined as an executive officer, director, nominee for director, or a greater than 5% beneficial owner of our Common Stock, in each case since the beginning of the most recently completed fiscal year, and any immediate family member of or person sharing a household with any of these individuals. All related party transactions must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposed transaction, the Audit Committee will consider, among other factors, the related party’s relationship to the Company and interest in the transaction, the material facts of the transaction, the benefits to the Company of the transaction, the availability of other sources of comparable products or services (if applicable), whether the transaction is on terms that are comparable to the terms generally available to an unrelated third party, whether the transaction has the potential to impair director independence and whether the transaction constitutes a conflict of interest.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2024 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 15, 2023. Stockholders who intend to present proposals at the annual meeting of stockholders in 2024 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-Laws. The notice provisions in our By-Laws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2024, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, proposals brought under our By-Laws must be received no earlier than January 25, 2024 and no later than February 24, 2024.

In addition to satisfying the foregoing requirements under the By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

Stockholder proposals and notices should be addressed to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127; Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC, including the financial statements therein. Requests should be addressed to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127; Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY OVER THE TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Sarah Kilgore
Chief Legal and Compliance Officer and Corporate Secretary

ANNEX A – RECONCILIATION OF NON-GAAP MEASURES

	Year Ended December 31,
	2022	2021
Reconciliation of net income to EBITDA and Adjusted EBITDA:
Net income	$36,540	$15,941
Interest expense, net	29,616	30,608
Income tax expense	12,607	7,881
Depreciation and amortization	14,886	15,098
EBITDA	$93,649	$69,528

Adjustments to EBITDA:
Sales tax expense (benefit)(1)	$18	$(614)
Stock-based compensation expense	3,479	1,250
Severance and other charges(2)	—	1,250
Loss on debt extinguishment(3)	474	5,048
Foreign currency loss (gain)	83	(15)
Subtotal of adjustments to EBITDA	$4,054	$6,919
Adjusted EBITDA	$97,703	$76,447
Net income margin (% of Net sales)	7.7%	4.2%
Net income (% Change 2022 vs. 2021)	129.2%
Adjusted EBITDA margin (% of Net sales)	20.5%	20.4%
Adjusted EBITDA growth (% Change 2022 vs. 2021)	27.8%

(1)	Represents estimated sales tax expense (benefit) adjustments relating to a previously accrued contingent liability.

(2)	The 2021 amount primarily relates to executive severance charges.

(3)	The Company redeemed a portion of the 8.625% Senior Secured Notes in the first and fourth quarters of 2022 and expensed the associated portion of the unamortized deferred financing costs. Additionally, the Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount.

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V09293-P89376 2. Ratification of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2023. 3. Advisory vote to approve named executive officer compensation. 4. Approve an amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 1. Election of Directors For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CPI CARD GROUP INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4: NOTE: The proxy holders will have discretion to vote on such other business as may properly come before the meeting or any adjournment thereof. CPI CARD GROUP INC. 10368 WEST CENTENNIAL ROAD LITTLETON, COLORADO 80127 For Against Abstain 1c. H. Sanford Riley 1b. Nicholas Peters 1a. Thomas Furey 1f. Marc Sheinbaum 1d. Scott Scheirman 1e. Bradley Seaman 1g. Valerie Soranno Keating Nominees: ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PMTS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V09294-P89376 CPI CARD GROUP INC. Annual Meeting of Stockholders May 24, 2023 8:00 a.m. Mountain Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) each of Sarah Kilgore and Jessica Browne as proxy, each with the power to appoint her substitute, and hereby authorize(s) her to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of CPI CARD GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 a.m. Mountain Time on May 24, 2023, at www.virtualshareholdermeeting.com/PMTS2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side